                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                JUMBOSPORTS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                JUMBOSPORTS INC.
                          4701 W. HILLSBOROUGH AVENUE
                                TAMPA, FL 33614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1997

     Notice is hereby given that the Annual Meeting of the Stockholders of JUMBOSPORTS INC. (the "Company") will be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607 on Wednesday, June 4, 1997 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's Articles of Incorporation to Classify the Board of Directors.

          3. To approve an amendment to the Company's 1989 Incentive Stock Plan.

          4. To ratify the Company's V.P. Stock Purchase Program.

          5. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at said meeting or at any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Stephen Bebis, Chairman of the Board,
                                          President and Chief Executive Officer


April 24, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                                JUMBOSPORTS INC.
                          4701 W. HILLSBOROUGH AVENUE
                                TAMPA, FL 33614

                                PROXY STATEMENT

                                  SOLICITATION

     This proxy statement is furnished by and on behalf of the Board of Directors of JUMBOSPORTS INC., a Florida corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, to be held on Wednesday, June 4, 1997 at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607 at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock outstanding as of the record date will constitute a quorum. Abstentions and broker non-votes will be considered as present for purposes of determining a quorum. This Proxy Statement and the accompanying proxy card, together with the Company's Annual Report for the fiscal year ended January 31, 1997, are first being sent or given to stockholders on or about May 1, 1997.

                               VOTING OF PROXIES


     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies are revoked prior to such vote. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR the Director nominees named in Proposal 1 and FOR each of Proposals 2, 3 and 4. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as indicated in the notice, but it is intended that, as to any other such business, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder. Abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.


     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the stockholder at the Annual Meeting and his request for the return of his proxy made to the inspector of elections prior to the taking of any vote.

     Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of, and to vote at, the Annual Meeting. As of March 7, 1997, there were 20,339,409 shares of Common Stock outstanding, each of which is entitled to one vote.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


     Stockholders should be advised that members of management may benefit from the staggered terms for directors proposed under Proposal No. 2, and, due to their eligibility to participate in the 1989 Stock Incentive Plan and receive grants thereunder, as well as the V.P. Stock Purchase Program, have a direct interest in the Amendment to the 1989 Stock Incentive Plan proposed under Proposal No. 3 and the ratification of the V.P. Stock Purchase Program set forth as Proposal No. 4. Please refer to the disclosure on pages 17-19 with respect to Proposal No. 2, pages 21-23 with respect to Proposal No. 3, and pages 24-25 with respect to Proposal No. 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and information provided directly to the Company by the persons and entities named below, the following table sets forth the beneficial ownership of the Company's Common Stock, as of March 7, 1997 (unless otherwise noted), by each holder of more than 5% of the Company's Common Stock and by each Director and executive officer of the Company and by the Directors and executive officers as a group.


                                                                                SHARES
 NAME AND ADDRESS OF                          POSITION WITH                  BENEFICIALLY   PERCENT
 BENEFICIAL OWNER                               COMPANY                        OWNED(1)     OF CLASS
    -------------------                       -------------                  ------------   --------
DIRECTORS/NOMINEES:

Stephen Bebis                         Chairman of the Board,                   100,000(2)       *
  4701 W. Hillsborough Avenue         Chief Executive Officer
  Tampa, Florida                      and President

Harold Compton                        Director                                  10,000          *
  14951 North Dallas Parkway
  Dallas, Texas 74240

Samuel Northrop, Jr.                  Director                                   1,000          *
  8140 Mar del Plata
  Jacksonville, Florida 32256

Steven A. Raymund (3)                 Director                                  25,567          *
  5350 Tech Data Drive
  Clearwater, Florida

Ronald L. Vaughn                      Director                                     -0-          *
  University of Tampa
  401 W. Kennedy Blvd.
  Tampa, Florida

Jack E. Bush                          Director                                     -0-          *
  6222 Raintree Court
  Dallas, Texas 75240

DIRECTOR NOT STANDING FOR
  REELECTION:

Chris T. Sullivan (4)                 Director                                   6,833          *
  550 N. Reo Street, Suite 204
  Tampa, Florida

FORMER CHIEF EXECUTIVE OFFICER

Jim W. Bradke (5)                     --                                           -0-        -0-
  P.O. Box 412
  Odessa, Florida

OTHER EXECUTIVE OFFICERS:

Raymond P. Springer                   Executive Vice President                  32,000          *
  4701 W. Hillsborough Avenue         and Chief Financial Officer
  Tampa, Florida

                                                                               SHARES
NAME AND ADDRESS OF                              POSITION WITH              BENEFICIALLY   PERCENT
BENEFICIAL OWNER                                   COMPANY                   OWNED(1)     OF CLASS
-------------------                              -------------              ------------   --------
Robert J. Wittman                     Executive Vice President                  31,000          *
  4701 W. Hillsborough Avenue         Chief Merchandising Officer
  Tampa, Florida

BENEFICIAL OWNERS IN
EXCESS OF 5% OWNERSHIP:

Investcorp S.A. (6)                   --                                     2,793,914      13.74%
  37 rue Notre-Dame
  Luxembourg

Peter A. Wright (7)                   --                                     1,267,600       6.23%
  P.A.W. Capital Corp.
  10 Glenville Street
  Greenwich, CT 06831-3638

Wellington Management                 --                                     1,121,302       5.51%
Company, LLP (8)
  75 State Street
  Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc.       --                                     1,058,000       5.20%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401 (9)

All current Directors and executive   --                                       206,400       1.01%
officers as a group (9 persons)


---------------

  *  Represents less than one percent
 (1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition of a security. The named stockholders have sole power to vote and dispose of all shares shown as being beneficially owned by them, except as otherwise indicated.
 (2) Includes 50,000 shares of restricted stock issued to Mr. Bebis under the terms of his employment agreement, subject to vesting over three years from the date of his employment with the Company.

 (3) Consists of 17,500 shares issuable upon exercise of options which are presently exercisable, and 8,067 shares owned by the Steven A. Raymund Family Trust, of which Mr. Raymund is the trustee and a beneficiary.


 (4) Consists solely of shares issuable upon exercise of options which are presently exercisable.


 (5) Mr. Bradke resigned his positions as Chairman of the Board and Chief Executive Officer of the Company, effective February 9, 1996, and his position as Director on March 28, 1996. As of December 2, 1996, Mr. Bradke exercised all outstanding options and sold the underlying shares. Currently Mr. Bradke owns no shares of the Company's Common Stock.


 (6) As of December 31, 1996. Investcorp does not hold any shares of the Company directly. Share ownership listed above includes shares held by Investcorp's indirect wholly-owned subsidiaries, as to which shares Investcorp holds sole voting and investment power. Share ownership also includes 2,231,667 shares held by various Cayman Islands corporations, none of which and none of the beneficial owners of which own individually more than 5% of the Company's shares but as to which Investcorp may be deemed to share beneficial ownership as a result of certain revocable management contracts between Investcorp and the beneficial owners of such shares pursuant to which Investcorp has the authority to direct the voting and disposition of the shares. Investcorp owns no stock in the Cayman Islands corporations that hold the shares subject to such revocable management contracts.

 (7) As of March 26, 1997. Includes 1,244,000 shares beneficially owned by P.A.W., Capital Corp. ("P.A.W."), an investment advisor, of which Mr. Wright is deemed to have beneficial ownership by virtue of his position as President and majority shareholder of P.A.W.


 (8) As of January 24, 1997. These shares are owned by a variety of investment advisory clients of Wellington Management Company, which clients receive dividends and the proceeds from the sale of such shares. No such client is known to hold ownership of more than 5% of the class of shares reported.


 (9) As of February 5, 1997. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 1,058,000 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)


     The number of Directors has been fixed by the Board of Directors, pursuant to the Company's Bylaws, at six, beginning June 4, 1997. The Board of Directors proposes the election of six Directors, each to hold office until the next Annual Meeting of the Stockholders, or if Proposal No. 2 is approved by vote of the shareholders, until the annual meeting at which members of such Director's class are next up for re-election, or until a successor has been elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the accompanying proxy intend to vote for the election of the persons listed below, all of whom are currently Directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy.


CERTAIN INFORMATION REGARDING DIRECTOR NOMINEES


NAME                                        AGE                      OCCUPATION/BACKGROUND
----                                        ---                      ---------------------
Stephen Bebis.............................  44    Chairman of the Board and Chief Executive of the Company
                                                    since February 1996. Mr. Bebis assumed the duties of
                                                    President in March of 1996. Mr. Bebis previously served as
                                                    President of Aikenhead's Home Improvement Warehouse in
                                                    Canada, a Canadian home improvement warehouse chain
                                                    headquartered in Toronto, which he started at the request
                                                    of and as a subsidiary of Canada's Molson Companies
                                                    Limited in 1991, and the controlling interest of which was acquired by The Home Depot Inc. in 1994. Mr. Bebis
                                                    remained in that position until December 1995. Prior to
                                                    that, Mr. Bebis had been with The Home Depot Inc. in the
                                                    United States in various capacities, with his last
                                                    position at Home Depot being that of vice president of the company's mid-south division.

Harold Compton............................  49    Director of the Company since December 1996. Mr. Compton is
                                                    President and Chief Operating Officer of CompUSA stores, a position he attained in July 1996, and Executive Vice
                                                    President and Chief Operating Officer of CompUSA Inc., a
                                                    position he has held since January 1995. He originally
                                                    joined CompUSA in 1994 as Executive Vice President --
                                                    Operations, and prior to joining the Company he served as
                                                    President and Chief Operating Officer of Central Electric,
                                                    Inc. (1993-1994). Previously, he served as Executive Vice
                                                    President -- Operations and Human Resources and Director
                                                    of Stores for Home Base (1989-1993), Senior Vice President
                                                    Operations and Director of Stores for Roses Discount
                                                    Department Stores (1986-1989), and in various management
                                                    positions for Zayre Corporation (1965-1986).

NAME                                        AGE                      OCCUPATION/BACKGROUND
----                                        ---                      ---------------------
Samuel Northrop, Jr.......................  65    Director of the Company since August 1996. Mr. Northrop
                                                    retired in July 1996 as Director of Commercial Banking of
                                                    Barnett Banks, Inc. ("Barnett"), a position he held since
                                                    1991. He originally joined Barrett in November 1986 as
                                                    Senior Vice-President and Manager of the U.S. Banking
                                                    Group. At Barnett he was also a member of the Corporate
                                                    Loan Committee and of the Management Advisory Council.
                                                    Previously, he served in various management positions at
                                                    Wachovia Bank N.A., retiring in 1986 as group Vice-
                                                    President, Southeast Corporate Banking Group.

Steven A. Raymund.........................  41    Director of the Company since March 1993. Mr. Raymund is
                                                    also President and Chief Executive Officer of Tech Data
                                                    Corporation, which positions he has held since 1986, and
                                                    Chairman of the Board of Tech Data Corporation, which
                                                    position he has held since 1991. From 1981 until 1986, Mr.
                                                    Raymund was Operations Manager of Tech Data Corporation, a
                                                    leading distributor of personal computers. He is also a
                                                    director of Jabil Circuit, Inc.

Ronald L. Vaughn..........................  50    Director of the Company since December 1996. Mr. Vaughn is
                                                    President of the University of Tampa, a position he has
                                                    held since January 1995. Previously, Mr. Vaughn served as
                                                    Dean of the College of Business and Dean of Graduate
                                                    Studies. Mr. Vaughn originally joined the University of
                                                    Tampa in August 1984 as a professor and from June 1989
                                                    served as Dean, College of Business, and Dean, Graduate
                                                    Studies, until his appointment as President of the
                                                    University.

Jack E. Bush..............................  62    Mr. Bush has served as the President of Raintree Partners,
                                                    Inc., a management consulting firm since September 1995. He is also Chairman of Carolina Art & Frame Company, Chief
                                                    Concept Officer of Aaron Brothers Holding Company, Inc.
                                                    and Artistree Art Frame and Design Company. Prior to his
                                                    current positions, he retired as President and Director of
                                                    Michaels Stores, Inc. and Chairman of Michaels of Canada
                                                    (1991-1995), and served as Executive Vice President,
                                                    Director of Operations and Stores for Ames Department
                                                    Stores, Inc. (1990-1991). From 1985 to 1990 Mr. Bush was
                                                    with Roses Discount Department Stores, last serving as
                                                    President and Director. Previously, he served in various
                                                    management capacities at Zayre Corporation (1980-1985) and
                                                    J.C. Penney Company (1958-1980). Mr. Bush is also a
                                                    Director of New World Coffee Company and serves on the
                                                    Strategic Planning Board of Directors of the College of
                                                    Business and Public Administration at the University of
                                                    Missouri, from which he is a graduate.

     The election of Directors will require the affirmative vote of a plurality of shares voting in person or by proxy at the Annual Meeting. THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE LISTED NOMINEES AS DIRECTORS.
                             ---------------------

                  ADDITIONAL INFORMATION CONCERNING DIRECTORS

DIRECTORS' FEES


     Directors who are employees of the Company receive no compensation for their services as a Director. Directors who are not officers of the Company each receive, upon their first appointment to the Board, a one-time option grant to purchase 10,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant and, for so long as the Director remains a member of the Board, annual compensation in the form of option grants to purchase 1,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the day preceding each Annual Meeting of Stockholders. These options vest and become exercisable on the first anniversary of the date of grant, provided the Director then remains a member of the Board. In addition, each of said Directors is paid an annual fee of $16,000 and $1,500 for attendance, in person or by telephone, at each Board meeting. No separate compensation is payable for participation in committee meetings. Directors are entitled to reimbursement for expenses incurred in attending Board and committee meetings, including travel, food and lodging.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board met, in person or by teleconference, eight times during the last fiscal year. Each incumbent Director attended at least 75% of the Board meetings and Committee meetings of which they were a member.

     The Company has standing Audit, Compensation and Executive Committees. The Company does not have a standing Nominating Committee. The Audit and Compensation Committees are each comprised of three members who are not employees of the Company. The Executive Committee was formed in March 1996 and is currently comprised of Stephen Bebis, Steven A. Raymund and Chris T. Sullivan.

     The Audit Committee met once during the last fiscal year. The Audit Committee currently consists of Sam Northrop, Ronald Vaughn and Steven A. Raymund. The Audit Committee makes recommendations to the full Board of Directors concerning engagement of the independent public accountants, reviews the scope of the audit, reviews the financial statements and the report of the independent public accountants, and reviews the scope and results of the Company's internal auditing activities.

     The Compensation Committee met once during the last fiscal year. The Compensation Committee currently consists of Chris T. Sullivan and Harold Compton. The Compensation Committee reviews and approves executive compensation and administers and makes recommendations concerning all of the Company's compensation-related plans.

     The Executive Committee has and exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. This committee met once during the last fiscal year.

MANAGEMENT CHANGES

     In February 1996 Mr. Bradke resigned as Chairman of the Board and Chief Executive Officer of the Company. At approximately the same time, Mr. Bebis was elected to the Board of Directors by the Directors and was appointed Chairman of the Board and Chief Executive Officer of the Company. He assumed the title of President of the Company in March 1996. In March of 1996, Mr. Richard Welch, Vice President of Finance for the Company, left the employ of the Company and, in connection therewith, resigned as a Director of the Company and Vice Chairman of the Board. More recently, Mr. R. Brad Martin resigned from the Board, effective March 10, 1997.

                               EXECUTIVE OFFICERS

     The Executive Officers shown below currently serve in the capacities indicated. Executive Officers are appointed by the Board of Directors and serve at the pleasure of the Board.


NAME AND AGE                                        POSITION, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------                                        ------------------------------------------------------
Stephen Bebis, 44............................  Chairman of the Board and Chief Executive of the Company since
                                                 February 1996. Mr. Bebis assumed the duties of President in
                                                 March of 1996. Mr. Bebis previously served as President of
                                                 Aikenhead's Home Improvement Warehouse in Canada, a Canadian
                                                 home improvement warehouse chain headquartered in Toronto, which he started at the request of and as a subsidiary of
                                                 Canada's Molson Companies Limited in 1991, and the controlling interest of which was acquired by The Home Depot Inc. in 1994.
                                                 Mr. Bebis remained in that position until December 1995. Prior to that, Mr. Bebis had been with The Home Depot Inc. in the
                                                 United States in various capacities, with his last position at
                                                 Home Depot being that of vice president of the company's
                                                 mid-south division.

Raymond P. Springer, 46......................  Executive Vice President and Chief Financial Officer of the
                                                 Company since April, 1996. Previously, Mr. Springer served as
                                                 Senior Vice President of Administration and Chief Financial
                                                 Officer of Kash n' Karry Food Stores, Inc. ("Kash n' Karry")
                                                 from 1987 until 1996. Kash n' Karry filed for protection under
                                                 Chapter 11 of the Bankruptcy Code in Delaware on November 9,
                                                 1994, and its bankruptcy plan was effective December 29, 1994.

Robert J. Wittman, 52........................  Executive Vice President-Chief Merchandising Officer since March
                                                 1996. Mr. Wittman previously served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware, a
                                                 California-based hardware store chain (1995-1996), President of
                                                 Wittman & Associates, a global marketing management consulting firm (1994-1995), and Vice President of Marketing and
                                                 Merchandising for Aikenhead's Home Improvement Warehouse
                                                 (1991-1994).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the years ended January 31, 1997, January 28, 1996, and January 29, 1995, the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other executive officers ("Named Officers").


                                                                                            LONG TERM
                                                                                       COMPENSATION AWARDS
                                                 ANNUAL                        -----------------------------------
                                              COMPENSATION                                  SECURITIES
                             -----------------------------------------------   RESTRICTED   UNDERLYING
                                                                OTHER ANNUAL     STOCK        STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY        BONUS       COMPENSATION     AWARDS     OPTIONS(#)   COMP.(1)
---------------------------  -----   --------      --------     ------------   ----------   ----------   ---------
Stephen Bebis                 1996   $290,769      $193,846(2)    $ 30,361(3)   $218,750(4)  300,000      $  4,063
  Chief Executive Officer     1995        N/A(5)        N/A            N/A           N/A         N/A           N/A
                              1994        N/A           N/A            N/A           N/A         N/A           N/A

Jim W. Bradke                 1996   $ 12,692(6)   $    -0-       $    -0-           -0-     236,500      $330,827(7)
  Former Chief                1995    324,231           -0-            -0-           -0-      40,000        27,780
  Executive Officer           1994    300,000           -0-            -0-           -0-      69,000(8)      5,764

Raymond P. Springer           1996   $145,385      $ 72,692(2)    $    -0-           -0-     150,000      $  1,954
  Executive Vice President,   1995        N/A(9)        N/A            N/A           N/A         N/A           N/A
  Chief Financial Officer     1994        N/A           N/A            N/A           N/A         N/A           N/A

Robert J. Wittman             1996   $207,692      $138,461(2)    $157,997(3)        -0-     240,000      $  1,969
  Executive Vice President,   1995        N/A(10)       N/A            N/A           N/A         N/A           N/A
  Chief Merchandising         1995        N/A           N/A            N/A           N/A         N/A           N/A
  Officer


---------------

 (1) Includes Company contributions and participant forfeitures allocated to the accounts of the Named Officers in the Company's Profit Sharing and 401(k) Savings Plan and the Executive Deferred Compensation Plan, premiums paid by the Company for insurance policies on the lives of the Named Officers, the benefits of which are payable to the designated beneficiary of each Named Officer and limited medical reimbursements paid to certain Named Officers.
 (2) Represents a portion of the Named Officer's minimum guaranteed bonus, pursuant to the terms of the Named Officer's employment agreement. Bonus actually paid for fiscal year 1996 may exceed this figure once Compensation Committee determines bonuses to be paid.
 (3) Represents amounts paid to the Named Officer in connection with relocation expenses.
 (4) Reflected as the dollar value of stock on the date of grant multiplied by the number of shares of the Company's restricted stock awarded (50,000 shares). These shares are subject to vesting over a period of three years.
 (5) Mr. Bebis joined the Company in February 1996 and accordingly received no compensation from the Company prior to that date.
 (6) Mr. Bradke resigned as President and Chief Executive Officer in February 1996.

 (7) Includes $323,654 in severance pay pursuant to the terms of Mr. Bradke's Termination and Severance Agreement, paid following Mr. Bradke's resignation.

 (8) Reflects adjustment in option shares resulting from a 3 for 2 stock split in the form of a stock dividend effected in September 1994.

 (9) The Named Officer joined the Company in April 1996 and, accordingly, received no compensation from the Company prior to that date.


(10) The Named Officer joined the Company in March 1996 and, accordingly, received no compensation from the Company prior to that date.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's Stock Incentive Plans to the Named Officers during the last fiscal year.


                                                  INDIVIDUAL GRANTS
                                  -------------------------------------------------
                                             % OF TOTAL
                                              OPTIONS                                 POTENTIAL REALIZABLE VALUE
                                              GRANTED                                   AT ASSUMED ANNUAL RATES
                                                 TO                                   OF STOCK PRICE APPRECIATION
                                  OPTIONS    EMPLOYEES    EXERCISE OR                     FOR OPTION TERM(1)
                                  GRANTED    IN FISCAL     BASE PRICE    EXPIRATION   ---------------------------
NAME                               (#)(2)     YEAR(3)     ($/SHARE)(4)      DATE           5%            10%
----                             --------   ----------   ------------   ----------   ------------   ------------
Stephen Bebis...................  300,000      22.78%        $4.375       2/6/2006      $  825,424     $2,091,787
Jim W. Bradke...................     None(5)
Raymond P. Springer.............  150,000      11.39          6.875      4/15/2006         648,548      1,643,547
Robert J. Wittman...............  240,000      18.22          7.375      3/25/2006       1,113,143      2,820,924


---------------

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.
(2) All options granted in 1996 to the Named Officer vest over five years, pursuant to the terms of the Named Officer's Employment Agreement, at the rate of 40% after two years from date of grant and 20% at the end of each subsequent year.
(3) Reflected as a percentage of total option grants to all employees under both 1989 Stock Incentive Plan and the 1996 Stock Incentive Plan. A total of 764,666 option grants were made under the 1989 Stock Incentive Plan and 552,279 option grants were made under the 1996 Stock Incentive Plan.
(4) All options were originally granted at the market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) Mr. Bradke received no option grants during fiscal 1996, but in connection with his resignation and pursuant to the terms of his Termination and Severance Agreement, all unvested options previously granted vested immediately upon the effective date of his termination (February 9, 1996), and were, to the extent any of such options had an exercise price in excess of $5.00 per share, repriced at $5.00 per share. Pursuant to Mr. Bradke's Termination and Severance Agreement, the terms of all such options were reduced such that their expiration date was February 9, 2001. As of December 2, 1996, Mr. Bradke exercised all his options and sold the underlying shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during 1995 and unexercised options held by the Named Officers at fiscal year end.


                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                            OPTIONS HELD AT FISCAL      IN-THE-MONEY OPTIONS AT
                                  SHARES                          YEAR END(#)             FISCAL YEAR END(1)
                                ACQUIRED ON     VALUE      -------------------------   -------------------------
NAME                            EXERCISE(#)    REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            -----------   ----------   -------------------------   -------------------------
Stephen Bebis.................        -0-            -0-           0/300,000                  00/$600,000
Jim W. Bradke.................    321,190     $1,422,387           0/0      (2)                0/00
Raymond P. Springer...........        -0-            -0-           0/150,000                   0/00      (3)
Robert J. Wittman.............        -0-            -0-           0/240,000                   0/00      (3)


---------------

(1) Represents the difference between the closing price of the Company's Common Stock at the end of fiscal year 1996 ($6.375) and the exercise price of the options.

(2) All of Mr. Bradke's outstanding options vested immediately upon his termination, February 9, 1996, pursuant to the terms of his Termination and Severance Agreement and as of December 2, 1996 he exercised all outstanding options and sold the underlying shares.

(3) No options for the indicated officers were in-the-money.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON REPRICING OF OPTIONS


     Pursuant to the terms of Mr. Bradke's Termination and Severance Agreement, all unvested options vested immediately upon the effective date of his termination, February 9, 1996, and were repriced at $5.00 per share, to the extent any such options had an exercise price in excess of $5.00 per share. The remaining term on each option was reduced such that these options were exercisable only for a period of five years from the date of his termination. The table below shows specific information as to such repricing for Mr. Bradke. No other executive officer has, during the last ten completed fiscal years, held options or SARs which have been repriced. In addition, outstanding options held by certain executive officers who terminated their employment during fiscal 1996 were amended to extend the expiration date of such vested options for two years from the date of the termination of their employment.


                         10-YEAR OPTION/SAR REPRICINGS

                                                                            LENGTH OF
                         NUMBER OF     MARKET                            ORIGINAL OPTION
                         SECURITIES   PRICE OF    EXERCISE               TERM REMAINING
                         UNDERLYING   STOCK AT    PRICE AT      NEW        AT DATE OF
                          OPTIONS      TIME OF     TIME OF    EXERCISE    REPRICING OR
     NAME        DATE     REPRICED    REPRICING   REPRICING    PRICE        AMENDMENT
     ----       ------   ----------   ---------   ---------   --------   ---------------
Jim W. Bradke   2/9/96     127,500      $5.25      $11.66      $5.00         6 years
                2/9/96      69,000       5.25       29.33       5.00         8 years
                2/9/96      40,000       5.25       11.625      5.00         9 years

                                          COMPENSATION COMMITTEE

                                          Hal Compton
                                          Chris T. Sullivan

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION


     During the fiscal year ended January 31, 1997, Messrs. Hal Compton, Brad Martin, Steven A. Raymund and Chris T. Sullivan served on the Compensation Committee. None of them are or were formerly officers of the Company and there were no interlocks between them or any of the Company's executive officers.

                               PERFORMANCE GRAPH

                       CUMULATIVE TOTAL RETURN COMPARISON
        AMONG SPORTS & RECREATION, INC., S&P MIDCAP 400 INDEX AND MIDCAP
                           RETAIL -- SPECIALTY INDEX
                         FISCAL YEAR ENDING DECEMBER 31


     The following line graph compares the cumulative total stockholder return on the Company's Common Stock from September 16, 1992, the effective date of the Company's initial public offering through January 31, 1997, with the cumulative total return on the Standard & Poor's Midcap 400 Index ("S&P Midcap 400 Index") for the same period, and the Standard & Poor's Specialty Retail Index ("S&P" Retail -- Specialty") for the period from January 4, 1993, its date of inception, through January 31, 1997. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at September 16, 1992 and January 4, 1993 for the S&P Retail -- Specialty Index).


                                       [GRAPH]

        Measurement Period                              S&P Midcap 400      S&P Retail -
      (Fiscal Year Covered)         JumboSports Inc.         Index            Specialty
9/16/92                                      100                100                100(1)
1/29/93                                      161                107                 97
1/28/94                                      191                120                100
1/27/95                                      249                 93                 69
1/28/96                                       61                143                 61
1/31/97                                       71                172                 62


---------------



(1) Assumes $100 invested on January 4, 1993, the inception date of the S&P Retail -- Specialty Index.

                         COMPENSATION COMMITTEE REPORT


     General. The Compensation Committee (the "Committee") currently consists of Hal Compton and Chris T. Sullivan, neither of whom is an employee of the Company. The Committee reviews and approves executive compensation and administers and makes recommendations concerning all of the Company's compensation-related plans. At the request of the Committee, the Chief Executive Officer, Mr. Bebis made recommendations to the Committee during the most recent fiscal year concerning the compensation of the executive officers, other than himself, which compensation was negotiated pursuant to employment agreements with each of the named executive officers. Mr. Bebis did not participate in the Committee's final decision with respect to approving said officers' employment agreements and their compensation. At the time of these decisions, R. Brad Martin, who resigned from the Board of Directors after the end of fiscal 1996, and Steven A. Raymund were also members of the Committee.



     The current executive compensation program consists of base salary, annual performance incentives, long-term incentive opportunities in the form of stock options, restricted stock and benefits. Base salaries are generally lower than those of comparable companies, but are combined with higher annual incentive plans based on the Company's financial performance. The Committee believes this policy allows the Company to attract and retain high quality personnel, while at the same time maximizing Company performance. Long-term incentive compensation is based on stock performance through stock options. The Committee's position is that stock ownership by management is beneficial in aligning management's and stockholder's interests to enhance stockholder value.


     Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is no longer deductible for tax purposes. It is the responsibility of the Committee to determine whether any actions with respect to this new compensation limit should be taken by the Company. During 1996, no current executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 1997. Therefore, the Committee has not taken any action to date to comply with this new limit. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.


     Base Compensation. In setting the 1996 base salary for the Chief Executive Officer, the Committee reviewed the Company's needs in light of its financial performance during the 1995 fiscal year, considering in particular, store-base expansion, sales, expense control, net income and earnings per share compared to comparable companies, as well as industry studies provided to the Committee by compensation specialists. Accordingly, the Committee approved an Employment Agreement with Mr. Bebis, which was negotiated at arm's length, providing a base salary for fiscal 1996 of $300,000, with a guaranteed bonus of $200,000 for fiscal year 1996. He will be eligible for additional performance bonuses based on criteria to be established by the Board. In addition, Mr. Bebis received a grant of 50,000 shares of restricted stock which will vest on February 8, 1999 and was granted options for an additional 300,000 shares which vest according to a vesting schedule beginning February 8, 1998 and ending February 8, 2001. Additional incentive stock options to purchase up to 200,000 additional shares are to be granted to Mr. Bebis, provided that he continues to be employed by the Company on such grant dates, from February 8, 1997 through February 8, 2000, which option grants will vest in accordance with a vesting schedule that begins on February 8, 1999 and ends on February 8, 2005. Additionally, the Company agreed to make certain stock purchase assistance loans to Mr. Bebis to encourage him to purchase Company shares. As of March 30, 1997, the Company has loaned $166,667 to Mr. Bebis in connection with his purchase of 50,000 shares of the Company's common stock, which loan bears interest at a per annum rate of 6.51%, which was equal to the federal long-term rate (within the meaning of Section 1274(d)(1)(A) of the Internal Revenue Code of 1986, as amended) (the "Federal Long-Term Rate") on the date of such loan. The contract also provides certain severance and other benefits in the event of a termination without cause or a change of control.


     The terms of the employment agreements for Messrs. Springer and Wittman were also negotiated at arms' length and, as stated above, were approved by the Committee upon Mr. Bebis's recommendation. Mr. Wittman's salary for his first year of employment with the Company (March 1996-March 1997) was $240,000, with a minimum bonus for that year of $160,000. Mr. Wittman also received stock options to purchase 240,000 shares, vesting in accordance with a vesting schedule beginning on March 25, 1998 and ending March 25, 2001, and stock purchase assistance loans designed to encourage him to purchase Company shares. As of March 30, 1997, the Company has loaned $152,417 to Mr. Wittman in connection with his purchase of 31,000 shares of the Company's common stock, which loan bears interest at a per annum rate of 6.54%, which was equal to the Federal Long-Term Rate on the date of such loan. Mr. Springer's salary for his first year of employment with the Company (April 1996-April 1997) was $180,000, with a minimum bonus for that year of $90,000. Mr. Springer also received stock options for 150,000 shares, vesting in accordance with a vesting schedule beginning on April 15, 1998 and ending on April 15, 2001, and stock purchase assistance loans designed to encourage him to purchase Company shares. As of March 30, 1997, the Company has loaned $137,500 to Mr. Springer in connection with his purchase of 30,000 shares of the Company's common stock, which loan bears interest at a per annum rate of 7.04%, which was equal to the Federal Long-Term Rate on the date of such loan.



     Annual Performance Incentives. The terms of the employment agreements with Mr. Bebis and the Named Officers, which were approved by the Compensation Committee, provide for specified guaranteed bonuses this year, as earlier described, with additional performance bonuses payable only if Board-established criteria with respect to earnings targets and other factors is achieved. In fiscal 1996, the Company established a Management Cash Bonus Program (the "Bonus Program") which replaced the previously existing cash bonus program. The new Bonus Program covers only middle and senior level managers, other than the Named Officers, and is not administered by the Compensation Committee but rather by the Company's Vice President for Human Resources. The Bonus Program provides cash payouts of up to 50% of the base salary for Store Managers and Merchandisers; there is no limit to the bonus potential for more senior positions. All such bonuses are to be paid only upon the Company meeting or exceeding specified sales and profit targets set by the Named Officers. The Committee believes that the Bonus Program provides an incentive to management to achieve the Company's short-term goals by putting a significant portion of annual compensation at risk.



     Long-term Incentives. Under the Company's 1989 Stock Incentive Plan (the "1989 Incentive Plan") the Committee is authorized to grant stock options and similar stock performance rights to members of management. During fiscal 1996, the Board of Directors adopted an additional stock incentive plan, with terms substantially similar to those of the 1989 Incentive Plan, solely for employees who are not executive officers or otherwise subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "1996 Incentive Plan," both the 1989 and the 1996 Incentive Plans being jointly referred to as the "Incentive Plans"). The stock option grants to each of the Named Officers in fiscal 1996 were pursuant to the terms of their respective employment agreements and are set forth on the Summary Compensation Table on page 10. Said options were granted with an exercise price equal to the fair market value on the date of grant, have a 10-year term and vest over five years at the rate of 40% after two years from the date of grant and 20% at the end of each subsequent year. The Committee believes that such stock options are an appropriate mechanism for long-term incentives since they provide a direct link between management's and stockholders' interests, wherein both benefit as the price of the Company's Common Stock increases.


     Other Benefits. The benefit package offered to executive officers is substantially similar to that offered to all full-time employees with respect to insurance and retirement savings, except that certain insurance-related out-of-pocket expenses incurred by the executive officers are reimbursed by the Company. In addition, the executive officers have supplemental life insurance benefits, the premiums of which are paid by the Company and a deferred compensation plan is also available to the executive officers. The Company estimates that the value of such benefits represents less than 10% of total annual compensation to each executive officer.

     1996 Compensation to Mr. Bradke. The employment of Mr. Bradke terminated effective February 9, 1996. Under Mr. Bradke's Termination and Severance Agreement he will, as severance, continue to receive his base salary during the three years following the date of his termination, was granted immediate vesting of all his outstanding options, all of which options having an exercise price in excess of $5.00 being repriced at $5.00 and the expiration date for all such options was reduced to the fifth anniversary of his termination date.

     Mr. Bebis's contract was negotiated by the Committee at arm's length after retaining a search firm to locate a suitable candidate to fill his position. His contract is for a term of three years and renews annually.

                                          COMPENSATION COMMITTEE

                                          Hal Compton
                                          Chris T. Sullivan

                             ---------------------

                       PROPOSED AMENDMENT TO CLASSIFY THE
                               BOARD OF DIRECTORS
                                (PROPOSAL NO. 2)

     The Board of Directors has unanimously approved and recommends that the shareholders approve a Proposed Amendment to the Corporation's Articles of Incorporation which adds a new Article IX to the Articles of Incorporation to provide for the classification of the Corporation's directors, the filling of vacant directorships and the removal of directors only for cause.


     Because the Proposed Amendment to the Articles of Incorporation may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Corporation more difficult, each shareholder should carefully study the description of the Proposed Amendment contained herein and the text of the Proposed Amendment as set forth in Exhibit A to this Proxy Statement. Other than the existence of a shareholders' rights plan under which each shareholder has the right to purchase shares of the Company's common stock at a price which is below fair market value in the event of an attempted takeover, there are presently no other provisions in the Corporation's Articles of Incorporation or Bylaws which would commonly be characterized as anti-takeover measures. Certain provisions of Florida corporate law have an anti-takeover effect with respect to the Corporation. Under the law, if there is a "control-share acquisition," which is the acquisition of certain percentages of the voting power of a company which could give the acquiror varying degrees of voting control, disinterested shareholders must, with certain exceptions, approve a resolution granting the holder of such control shares voting rights before they are entitled to vote the control shares. Additionally, Florida has an affiliated transactions statute which makes certain transactions, including mergers or consolidations, with shareholders who own five percent or more of the outstanding shares of the Corporation more difficult. The description of the Proposed Amendment set forth below is qualified in its entirety by reference to the full text of the Proposed Amendment as set forth in Exhibit A.

REASONS FOR THE PROPOSED AMENDMENT

     Over the last several years there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation's board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     It is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders, because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, the Proposed Amendment is designed to protect against rapid shifts in control of the Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Corporation. The Corporation is not aware of any specific effort by a party to obtain control of the Corporation.


     The Board of Directors believes that the Proposed Amendment would help ensure continuity of experience which is desirable and in the best interests of the Corporation and its shareholders generally. The Board of Directors of the Corporation has set the number of directors at six in accordance with Article II of the Bylaws which allows either the Board or the Stockholders to increase or decrease the number of directors.


     The Proposed Amendment would make a change in directors and management for any reason more difficult at each election of directors even if this would be beneficial to shareholders generally because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board and would prohibit removal of incumbent directors by a holder of a large block of the Corporation's shares except for cause. If the Proposed Amendment is adopted, shareholders will elect directors to longer terms and the slate of nominees for director, if elected or re-elected, would be the initial beneficiaries of the extended terms.

THE PROPOSED AMENDMENT


     The Proposed Amendment is consistent with Florida corporate law, which authorizes the classification of a board of directors into two or three classes. Florida corporate law also provides that a corporation's articles of incorporation may contain procedures for removal of directors and filling vacancies on the board. Shareholders should note that absent the limitation on the removal of directors contained in the Proposed Amendment, they would have the right under applicable Florida corporate law to remove directors, with or without cause, if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director.



     The Proposed Amendment will be adopted if the votes cast in favor of the Proposed Amendment exceed the number of votes opposing it. The Board of Directors recommends a vote "FOR" approval of the Proposed Amendment and all proxies received will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.


     The Articles of Incorporation do not currently address the number of directors. The Bylaws currently provide that the number of directors may be fixed from time to time by action of the stockholders or the directors, or, if the number is not fixed, the number shall be at least one. Additionally, the number of directors may be increased or decreased by action of the stockholders or directors. Currently, the board has set the number of directors at six.

     The Proposed addition of Article IX provides that the number of directors shall be not less than three nor more than 15, the exact number to be fixed in accordance with the Bylaws. The Proposed Amendment also provides that the Board of Directors will be divided into three classes, each class to be as nearly equal in number as possible. If the Proposed Amendment is adopted, two directors will be elected for a term expiring at the 1998 annual meeting; two directors will be elected for a term expiring at the 1999 annual meeting; and two directors will be elected for a term expiring at the 2000 annual meeting; and, in each case, until their respective successors are duly elected and qualified. Starting with the 1998 annual meeting of stockholders, one class will be elected each year for a three-year term.

     The Proposed Amendment also provides that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors in office may fill such newly-created directorship, and the new director so elected will serve for the same terms as that of the other directors of the class of which he or she is a member.

     The Proposed Amendment also provides that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. "Cause" for purposes of the Proposed Amendment shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) has been judged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to a direct appeal or (iii) any other situation exists which eighty percent (80%) of the other directors agree constitutes cause for removal.


     The effect of this provision is to extend the term of certain of the Company's current directors and to permit the election of only a limited number of directors each year, thus preventing a majority shareholder from taking control of the Board by filling newly-created vacancies.


DIRECTORS

     Proposal No. 1 of this Proxy Statement sets forth the six nominees for election to the Board of Directors of the Corporation. If Proposal No. 2 is adopted, the six directors elected to office under Proposal No. 1 shall serve for the terms set forth below. If Proposal No. 2 is not adopted, the six directors elected will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. In either case, directors will be elected by a plurality of the votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present.

  Directors to be Elected to Serve Until the 1998 Annual Meeting:

          Ronald Vaughn
          Jack E. Bush

  Directors to be Elected to Serve Until the 1999 Annual Meeting:

          Samuel Northrop, Jr.
          Harold Compton

  Directors to be Elected to Serve Until the 2000 Annual Meeting:

          Stephen Bebis
          Steven A. Raymund


     Approval of the amendment to the articles of incorporation in accordance with this proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing it at the Annual Meeeting. THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.


                   AMENDMENT OF THE 1989 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company's 1989 Stock Incentive Plan (the "1989 Plan") to increase by 1,000,000 shares the number of shares available for issuance thereunder. If ratified by the stockholders, the amendment will become effective immediately. Options under this plan may be granted to any employee who has been designated as a key employee. Since March 1996 this plan has been used exclusively for granting options under the exemption provisions of Section 16(b) under the Securities Exchange Act of 1934 (the "Exchange Act"). In March of 1996, the Company adopted an additional stock incentive plan, the 1996 Stock Incentive Plan, for issuance of stock options to Company employees who are not subject to the reporting requirements of Section 16 under the Exchange Act (the "1996 Plan"). One million shares are reserved for issuance under the 1996 Plan, and options to purchase a total of 597,538 shares were granted to employees thereunder. Vesting and grant provisions are similar under both the 1989 Plan and the 1996 Plan.

     The Board of Directors and the Compensation Committee believe that stock options and stock appreciation rights ("SAR's") are appropriate mechanisms for long-term incentives since they provide an effective link between management's and stockholders' interests because both management and stockholders will then benefit when the price of the Company's Common Stock increases.

     A large number of shares available under the 1989 Plan have been granted in the form of stock options and a limited number of shares of restricted stock. To date, no SAR's have been granted under the 1989 Plan. The Board believes that, in order to continue to provide an incentive to attract and retain key employees of outstanding ability and to provide incentives to those employees responsible for the success of the Company, additional shares should be made available under the 1989 Plan. Accordingly, the Board of Directors has adopted the amendment to the 1989 Plan attached hereto as Exhibit B, subject to shareholder approval, which would increase the number of shares that may be issued thereunder by 1,000,000 shares.


     Approval of the amendment to the 1989 Plan requires that the votes cast in favor of the proposal exceed the votes cast opposing it at the Annual Meeting. THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.


                     SUMMARY OF 1989 PLAN AS TO BE AMENDED

     Stock Subject to the 1989 Plan. If the proposed amendment is ratified, a total of 3,212,212 shares of the Company's Common Stock will be made available under the 1989 Plan, subject to appropriate adjustment for stock dividends, stock splits, recapitalization or similar changes in the rights of outstanding shares of Common Stock. Grants under the 1989 Plan will be in the form of stock options, restricted stock, or SAR's. Of the total shares available under the 1989 Plan, 301,120 shares were issued as restricted stock prior to the Company's initial public offering in September 1992, 50,000 shares of restricted stock were issued in fiscal 1996 in connection with the recruiting of the Chief Executive Officer, and, excluding any options cancelled, options covering 2,072,555 shares have been granted under the 1989 Plan through March 31, 1997. If any right granted under the 1989 Plan terminates or expires prior to exercise thereof, the shares allocable to that unexercised right will again be available for grant under the 1989 Plan.


     Administration. The 1989 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of two members of the Board of Directors who qualify as "disinterested persons" under the Securities and Exchange Act of 1934, and accordingly, are not employees of the Company nor are they eligible to receive discretionary grants under the 1989 Plan. The Compensation Committee has full authority to interpret and administer the 1989 Plan.



     Eligibility; Grant and Exercise of Awards. Under the terms of the 1989 Plan, at such times as the Compensation Committee deems appropriate, awards in the form of either stock options, restricted stock, or SAR's may be granted to eligible employees based on the employee's responsibility and individual performance, as well as the Company's performance as a whole. All grants are made at the sole discretion of the Compensation Committee. On March 19, 1997, the closing price of the Company's Common Stock was $6.125 per share. No fractional shares may be granted or issued under the 1989 Plan.



          Stock Options. Stock option awards will either qualify as incentive stock options under Section 422 of the Code ("ISO's") or will not so qualify ("NQSO's"). In the past, options have typically been granted with an exercise price equal to the fair market value of the optioned shares on the date of grant, provisions for vesting in 25% increments commencing on the first anniversary of the grant date, and with an expiration date of ten years after the grant date. However, subject to certain restrictions, options may be issued under the 1989 Plan upon such terms and conditions as the Compensation Committee may from time to time determine, provided that the exercise price for any ISO may not be less than 100% of the fair market value of the optioned shares as of the date of grant and the exercise price of an NQSO may not be less than 50% of the fair market value of the optioned shares on the date of grant. No options may be granted with a term of more than 15 years. To qualify as an ISO, an option must meet additional federal tax requirements. Under current law, ISO requirements include limits on the value of ISO's that become exercisable during any single year with respect to each optionee, and a shorter exercise period.



          Payment for Common Stock purchased upon exercise of any option granted under the 1989 Plan must be in cash at the time of exercise, except that if either the option so provides or the Compensation Committee so permits, and if the Company is not then prohibited from purchasing or acquiring shares of its Common Stock, such payment may be made in whole or in part with already owned shares of Common Stock. The value of any such Common Stock delivered as payment shall be determined by such means as the Compensation Committee shall establish. The Compensation Committee also has discretion to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price. This procedure is commonly known as a "cashless exercise."


          Stock Appreciation Rights. The Compensation Committee may also grant SAR's under the 1989 Plan on terms and conditions determined by the Compensation Committee which may or may not be associated with stock options. SAR's entitle the holder, upon exercise, to receive an amount in cash and/or Common Stock (as determined by the Compensation Committee) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. To date, no SAR's have been granted under the 1989 Plan.

     Plan Benefits. Because grants under the 1989 Plan are at the discretion of the Compensation Committee and because the performance of the Company's Common Stock cannot accurately be predicted, the benefit which may be derived by employees by virtue of additional shares available under the 1989 Plan is not determinable. However, the following table sets forth option grants under the 1989 Plan during fiscal 1996. Since adoption of the 1989 Plan and as of March 31, 1997, options for the purchase of a total of 2,072,555 shares of the Company's Common Stock have been granted to Company employees, including executive officers, and to non-employee directors. Unless otherwise indicated, all such awards were granted at fair market value. Grants of restricted stock under the Plan have been limited and have been omitted from the chart below.

                    1989 STOCK INCENTIVE PLAN OPTION GRANTS
                               DURING FISCAL 1996

                                                               DOLLAR      NUMBER OF
NAME AND POSITION                                             VALUE(1)    UNITS(#)(2)
-----------------                                             --------    -----------
Stephen Bebis...............................................  $525,000(3)    300,000
  Chairman of the Board, Chief
  Executive Officer and President

Raymond Springer............................................  $      0(4)    150,000
  Chief Financial Officer

Robert Wittman..............................................  $      0(5)    240,000

Jim W. Bradke...............................................       N/A(6)          0
  Former Chief Executive Officer

All Current Executive Officers..............................  $525,000       690,000
  as a group (3 persons)

Non-Employee Directors (4 persons)..........................  $      0(7)     33,000(8)

Non-Executive Officer Employees.............................  $      0             0(9)

---------------

(1) Represents the difference between the closing price of the Company's Common Stock on March 19, 1997 and the exercise price of the options.
(2) Total number of units includes unvested options to purchase shares granted to each of the Named Executive Officers pursuant to the terms of their respective Employment Agreements.
(3) Consists of unvested options to purchase 300,000 shares at an exercise price of $4.375 per share granted on February 6, 1996, all of which were in the money as of March 19, 1997, which vest over five years at a rate of 40% after the first two years from the date of grant, and 20% each subsequent year.
(4) Consists of unvested options to purchase 150,000 shares at an exercise price of $6.875 per share, none of which were in the money as of March 19, 1997.
(5) Consists of unvested options to purchase 240,000 shares at an exercise price of $7.375 per share, none of which were in the money as of March 19, 1997.
(6) All options previously granted to him under the Plan (321,190) were vested and exercised as of December 2, 1996, with a total value realized of $1,422,387.
(7) No outstanding options were in the money as of March 19, 1997.
(8) Consists of vested options to purchase 1,000 shares at an exercise price of $8.875 per share granted to each of Messrs. Martin, Raymund and Sullivan on June 11, 1996, unvested options to purchase 10,000 shares at an exercise price of $8.625 per share granted to Mr. Northrop on October 28, 1996, and unvested options to purchase 10,000 shares at an exercise price of $6.750 per share granted to each of Messrs. Vaughn and Compton on February 18, 1997.
(9) No options were granted to non-executive officer employees under the 1989 Stock Incentive Plan during fiscal 1996, since option grants for these employees were awarded under the 1996 Stock Incentive Plan. Under the 1996 Stock Incentive Plan, options to purchase a total of 511,036 shares were granted to non-executive officer employees.

     Transferability. Awards granted under the 1989 Plan are, during the lifetime of a participant, exercisable only by the participant and are not transferrable or assignable in whole or in part otherwise than by the laws of descent and distribution.

     Amendment and Termination. The Board of Directors may amend the 1989 Plan at any time provided that no amendment shall: (i) without a participant's consent, terminate rights previously granted or otherwise affect the rights of any participant under an outstanding award and, (ii) without stockholder approval, increase the maximum number of shares of stock subject to the Plan, reduce the minimum exercise price of options granted under the 1989 Plan, increase the benefits accruing to participants under the 1989 Plan or modify requirements as to eligibility for participation in the 1989 Plan. The 1989 Plan has a term of ten years, expiring in September 1999, but may be terminated by the Board of Directors at any time.

     Federal Income Tax Consequences.  The 1989 Plan does not qualify under
Section 401(a) of the Code. A general summary of the federal income tax consequences of options granted under the 1989 Plan is stated below. This summary is based on present federal income tax law and is subject to change as the laws change.

          Stock Options. The grant of stock options under the Plan will not generate federal taxable income to a participant.

          With respect to ISO's, no income will be realized by a participant upon the participant's purchase of shares of Common Stock pursuant to the exercise of the option. In order to avail himself of this tax benefit, the participant must make no disposition of the Common Stock so purchased before he has held such Common Stock for at least one year after the date of exercise and at least two years after the date of grant. Assuming compliance with this and other applicable tax provisions, a participant will recognize long-term capital gain or loss when the participant disposes of his or her Common Stock, measured by the difference between the exercise price and the amount realized for the Common Stock at the time of disposition. If the participant disposes of Common Stock purchased upon the exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the amount realized by the participant in excess of the exercise price or the spread between the exercise price and the fair market value of the Common Stock at the time the option is exercised. Any amount realized on the sale of the shares of Common Stock which is in excess of the fair market value of the Common Stock on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the Common Stock. No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of an ISO. At the time of a disqualifying disposition by a participant, the Company will be entitled to a deduction for the amount taxable to the participant as ordinary income.

          With respect to NQSO's, generally the exercise of the option will result in the recognition of ordinary income by the participant for federal income tax purposes in an amount equal to the difference between the exercise price and the fair market value of the Common Stock valued as of the date of the exercise of the option. The Company should be entitled to a deduction equal to the amount of income recognized by the participant. Upon the later sale of any Common Stock acquired upon the exercise of a NQSO, any amount realized by the participant in excess of the amount recognized by the participant as ordinary income at the time of exercise will be treated as long- or short-term capital gain to the participant, depending upon the holding period of the Common Stock.

          Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When an SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the exercise. The Company will be entitled to a deduction at the same time equal to the amount included in such participant's income by reason of the exercise. If the participant receives Common Stock upon the exercise of an SAR, the post-exercise appreciation will be treated as long- or short-term capital gain to the participant, depending on the holding period of the Common Stock.

                  RATIFICATION OF V.P. STOCK PURCHASE PROGRAM
                                (PROPOSAL NO. 4)


     The Board of Directors has adopted a V.P. Stock Purchase Program (the "Program"), and the Board of Directors seeks the ratification of the Program by the stockholders at the Annual Meeting. The purpose of the Program is to increase the stake and ownership interest in the Company of certain Company vice presidents and to align their interests more closely with those of the Company's stockholders. The Board of Directors seeks the ratification of the Program by the Stockholder so that the shares issued under the Program may be listed for trading on the New York Stock Exchange. The New York Stock Exchange provides that stockholder approval of a stock option or purchase plan under which stock may be acquired by officers or directors of a company (except for warrants or rights issued generally to security holders of the company or broadly-based plans or arrangements) will be a prerequisite to the listing of the shares issued under the plan on the New York Stock Exchange. The terms and conditions of the Program are contained in resolutions adopted by the Board of Directors at the Board's March 13, 1997, meeting. A copy of such resolutions are attached to this Proxy Statement as Exhibit C, and the description of the Program set forth below is qualified in its entirety by the text of the resolutions.


     The vice presidents who are eligible to participate in the plan were selected by the Board of Directors at the March 13, 1997 meeting, and a list of such eligible participants appears in the resolutions which are attached to this Proxy Statement as Exhibit C. The number of shares which may be sold under the Program is limited to 50,000 shares, with each eligible participant having the ability to purchase no more than 5,000 shares under the Program. Under the Program, eligible participants have the right to purchase shares of the Common Stock of the Company at a purchase price equal to $6.25 per share, which was the closing price of the Company's Common Stock on the New York Stock Exchange on January 23, 1997. The Program also provides that, for each $1.00 that an eligible participant spends to purchase Common Stock under the Program, the Company will loan the participant $2.00 toward the purchase of Common Stock under the Program, but the amount borrowed by any particular participant may not exceed $20,833. Such loans are evidenced by promissory notes which bear interest at a per annum rate equal to the most recently-published "federal long-term rate" within the meaning of Section 1274(d)(1)(A) of the Internal Revenue Code of 1986, as amended on the date the promissory note is issued. Interest on the promissory notes is payable annually, and the principal and all accrued but unpaid interest is due on the fifth anniversary of the date of the execution and delivery of the promissory note.

     The Program expired on April 12, 1997, and eligible participants will no longer have the right to purchase shares under the Program.



     Ratification of the Program requires that the votes cast in favor of the proposal exceed the votes cast opposing it at the Annual Meeting. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.


                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     Coopers & Lybrand L.L.P. ("Coopers & Lybrand") served as the accountants for the fiscal year ended January 31, 1997, and the Board of Directors has reappointed them to act as the public accountants for the fiscal year ending January 30, 1998. Previously, the firm of Deloitte & Touche LLP ("Deloitte & Touche") served as the Company's independent accountants for the fiscal year ended January 28, 1996. Deloitte & Touche did not resign, decline to be reappointed, nor did its report on the Company's financial statements for fiscal 1995 or fiscal 1994 contain an adverse opinion, disclaimer of opinion, qualification or modification. Furthermore, the Company did not experience any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


     The decision to change accountants and the selection of Coopers & Lybrand was recommended by the Audit Committee and approved by the Board of Directors in fiscal 1996.


     A representative of Coopers & Lybrand is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement, if Coopers & Lybrand so elects, and to respond to appropriate questions from stockholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the inception of its predecessor, the Company or its predecessor has leased its executive office space as well as certain of its store locations from the Jim W. Bradke Trust (the "Bradke Trust"), in which Mr. Bradke has a 12.5% beneficial interest and for which Mr. Bradke is the trustee. Mr. Bradke served as Chief Executive of the Company through February 9, 1996. The Company currently leases its executive offices and seven of its stores from the Bradke Trust (including one store leased from a partnership controlled by the Bradke Trust), and it believes that these leases are on terms no less favorable than are generally obtainable from third parties. Under these leases, monthly lease payments are required and, under certain of such leases, additional contingent rents are required up to a specified maximum computed rate as a percentage of sales in excess of a specified amount. During the fiscal year ended January 31, 1997, the Company paid approximately $1,761,000 in rent to the Bradke Trust and approximately $213,850 in rent to the partnership controlled by the Bradke Trust. The Company does not intend to lease any additional properties from the Bradke Trust.

     In connection with their respective employment agreements, and pursuant to the terms thereof, the Company loaned $166,667, $152,417 and $137,500 to each of Messrs. Bebis, Wittman and Springer, respectively, to assist them with the purchase of shares of the Company's common stock. Such loans are payable over a term of five years from the date of each such loan, and bear interest per annum at the Federal Long-Term Rate. See "Compensation Committee Report, Base Compensation."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16(a)-3(e) during fiscal year 1996 and Form 5 and amendments thereto furnished to the Company with respect to fiscal year 1996 and any written representation otherwise furnished to the Company, the Company believes that SEC filing requirements applicable to its Directors and officers with respect to the Company's fiscal year ended January 31, 1997 have been fulfilled and that all such filings were made on a timely basis with the exception of the following: Forms 3 for Messrs. Bebis, Springer, Wittman and Northrop, which were filed late.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals for stockholder action which eligible stockholders wish to have included in the Company's proxy materials to be mailed to stockholders in connection with the Company's 1998 Annual Meeting must be received by the Company at its corporate headquarters at the address listed on the cover page of this proxy statement on or before December 31, 1997.

                            LISTING OF STOCKHOLDERS

     A complete list of the stockholders entitled to vote at the Annual Meeting of the Stockholders, to be held on June 4, 1997, will be available for inspection during normal business hours at the Company's headquarters for a period of at least ten days prior to the Annual Meeting, upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the meeting.

                          PROXY SOLICITATION EXPENSES

     The cost of this proxy solicitation, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to the beneficial owners, will be borne exclusively by the Company. In addition to solicitation by mail, proxies may be solicited by telephone, telecopy or personally. Proxies may be solicited by Directors, executive officers and other employees of the Company without additional compensation.

                                 ANNUAL REPORT


     A copy of the Company's Annual Report for the year ended January 31, 1997 is being mailed with this Proxy Statement but is not to be considered a part hereof.

                      REQUESTS FOR ADDITIONAL INFORMATION

     A copy of the Company's annual report on Form 10-K for the year ended January 31, 1997, including the financial statements and schedules thereto but excluding the exhibits, may be obtained without charge by any stockholder whose proxy is solicited hereby upon written request to:

                                JumboSports Inc.
                  Communications/Investor Relations Department
                          4701 W. Hillsborough Avenue
                                Tampa, FL 33614

                                          By order of the Board of Directors,

                                          Stephen Bebis
                                          Chairman of the Board,
                                          President and Chief Executive Officer
                                          Tampa, Florida

                                                                       EXHIBIT A

        PROPOSED ADDITION OF ARTICLE IX TO THE ARTICLES OF INCORPORATION

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by the addition of Article IX which shall be and read in its entirety as follows:

                            ARTICLE IX -- DIRECTORS

     (a) The number of directors which shall constitute the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) directors. Within these limits, the number of directors shall be fixed from time to time in accordance with the Bylaws. The directors shall be elected at the annual shareholders' meeting, except as provided in subparagraph (b) of this Article
IX. The directors shall be divided into three (3) classes as nearly equal in number as may be. At the annual shareholders' meeting in 1997, one class of two directors shall be elected for a one-year term, one class of two directors shall be elected for a two-year term, and one class of three directors shall be elected for a three-year term. Commencing with the annual shareholders' meeting in 1998 and at each succeeding annual shareholders' meeting, successors to the class of directors whose terms expire at such annual shareholders' meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class.

     (b) A director shall hold office until the annual shareholders' meeting for the year in which his or her term expires and until his or her successor shall be elected. Directors may be removed only by the holders of at least a majority of the outstanding Common Stock and only for cause at a meeting called for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, (ii) the director has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation, and the adjudication is no longer subject to direct appeal or (iii) any other situation exists which eighty (80%) of the other directors, in their sole discretion, agree constitutes cause for removal.

     (c) If any vacancy occurs on the Board of Directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may fill the vacancy or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his or her predecessor, or, if such vacancy is a result of an increase in the number of directors, as that of the other directors of the class of which he or she shall be a member.

                                                                       EXHIBIT B

                                  AMENDMENT TO
                       1989 EMPLOYEE STOCK PURCHASE PLAN

     1. Section 2 of the JumboSports Inc. 1989 Stock Incentive Plan (the "1989 Plan") is amended by increasing the number of shares of the Company's Common Stock that may be issued under the 1989 Plan from 2,212,212 shares to 3,212,212 shares.


     2. This Amendment shall become effective on the date affirmatively approved by the holders of a majority (not counting abstentions) of shares of the Company's Common Stock voting in person or by proxy at the Annual Meeting of Stockholders of the Company to be held on June 4, 1997, if a quorum is then present.


     3. Except as otherwise amended hereby, all other terms and conditions of the 1989 Plan shall remain in full force and effect.

     This Amendment has been adopted by the Board of Directors on March 13, 1997.

                                                                       EXHIBIT C


                              RESOLUTIONS ADOPTED

                          BY THE BOARD OF DIRECTORS OF
                                JUMBOSPORTS INC.

I. PURCHASE OF COMMON STOCK BY CERTAIN OFFICERS OF THE CORPORATION

     WHEREAS, it is advisable and in the best interest of the Corporation to facilitate and encourage the purchase of shares of the Corporation's common stock (the "Common Stock") by certain employees of the Corporation, so as to increase their stake and ownership interest in the Corporation and align their interests more closely with those of the Corporation's stockholders.

     WHEREAS, in order to facilitate such increased ownership of the Common Stock, it is desirable that certain employees who held the title of Vice President as of January 23, 1997, who are more specifically named on Exhibit A hereto (the "Employees"), be each offered the right to purchase from the Corporation up to five thousand (5,000) shares of Common Stock, for a total of up to fifty thousand (50,000) shares for the group, at a purchase price equal to the closing price of the Company's Common Stock on January 23, 1997, and that the Corporation lend funds to such Employees, in an amount up to $20,833 per Employee, for the purchase of such shares of Common Stock in proportion to the Employee's own investment therein.

     WHEREAS, it is the Corporation's intent that such stock sale offer to Employees remain open for thirty days from the date hereof.


     NOW, THEREFORE, BE IT RESOLVED, that each Employee named on EXHIBIT A hereto be offered the opportunity to purchase up to 5,000 shares of the Company's Common Stock, up to a total of 50,000 shares for the group of Employees, at a purchase price equal to $6.25, which is the closing price of the Common Stock on the New York Stock Exchange on January 23, 1997 (participation under such terms being referred to as the "V.P. Stock Purchase Program").


     BE IT FURTHER RESOLVED, that for each $1.00 that the Employee spends to purchase Common Stock under the V.P. Stock Purchase Program, the Corporation will lend the Employee $2.00, up to a maximum of $20,833 per Employee, to purchase such shares.

     BE IT FURTHER RESOLVED, that each such loan shall be represented by a promissory note, in substantially the same form as EXHIBIT B hereto, providing for annual payments of interest at a per annum rate equal, at the date such note is issued, to the most recently published "federal long-term rate" within the meaning of Section 1274(d)(1)(A) of the Internal Revenue Code, with principal and all accrued but unpaid interest due on the fifth anniversary date of the execution and delivery of such note.

     BE IT FURTHER RESOLVED, that as a condition to each such sale, each Employee purchasing shares from the Company must execute and deliver to the Company a Private Placement Letter, in substantially the form attached hereto as EXHIBIT C, acknowledging, among other things, their understanding of the investment they are undertaking, their recognition of the restrictions applicable to their resale of such shares of Common Stock under the U.S. securities laws, and that they have been provided with information on the Corporation and have had the opportunity to ask questions of the Chief Executive Officer and the Chief Financial Officer of the Corporation.

     BE IT FURTHER RESOLVED, that the stock sale offer to Employees pursuant to the V.P. Stock Purchase Program remain open for thirty days from the date hereof, ending April 12, 1997.

II. LISTING OF SHARES ON NEW YORK STOCK EXCHANGE

     WHEREAS, it is deemed desirable that the shares of the Common Stock sold to Employees under the V.P. Stock Purchase Program be listed on the New York Stock Exchange.

     WHEREAS, it is deemed desirable that shares previously sold to other members of management under similar terms also be listed on the New York Stock Exchange.

     NOW, THEREFORE, BE IT RESOLVED, that all shares of the Common Stock issued to and purchased by the Corporation's Executive Officers under the terms of their respective employment agreements, and the shares of Common Stock being made available for issuance pursuant to the V.P. Stock Purchase Program be listed on the New York Stock Exchange.

     BE IT FURTHER RESOLVED, that the appropriate officers take all necessary actions to complete the listing of such shares on the New York Stock Exchange.

                     EXHIBIT A TO RESOLUTIONS TO BE ADOPTED
                          BY THE BOARD OF DIRECTORS OF

                                JUMBOSPORTS INC.


                     Bill Brehm
                     Cliff Epstein
                     Greg Ireton
                     Jerry Kollar
                     Susan Jump
                     Carl Rubin
                     Michael Noel
                     Ronald Sarrett
                     Bill Wisener
                     Dan Younkman

                                                                        APPENDIX

                              JUMBOSPORTS INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JUMBOSPORTS,
                            INC. (THE "COMPANY").


        The undersigned hereby constitutes and appoints Stephen Bebis, Jack E. Bush, Harold Compton, Sam Northrop, Steven A. Raymund and Ronald Vaughn, or either of them, attorneys, agents and proxies with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on June 4, 1997 at 10:00 a.m. Eastern Daylight Time, and any adjournment thereof.

        This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted "FOR" all of the nominees set forth on the reverse side for election as Directors and "FOR" each of the additional proposals. In their discretion the parties are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

                              (SEE REVERSE SIDE)

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

                                                                                                                   Please mark   [X]
                                                                                                                   your votes as
                                                                                                                   indicated in
                                                                                                                   this example

1. Election of Directors                                       (INSTRUCTION: To withhold authority to vote for any

    FOR all nominees               WITHHOLD                    individual nominee(s) strike a line through the
  listed to the right              AUTHORITY                   nominee's name below)
(except as marked to the      to vote for all nominees
     contrary)                   listed to the right           Stephen Bebis, Jack E. Bush, Harold Compton,
                                                               Sam Northrop, Steven A. Raymund, Ronald Vaughn
        [ ]                          [ ]


2. Amendment to Company's Articles of
   Incorporation to Classify the Board of
   Directors.

        FOR        AGAINST       ABSTAIN
        [ ]          [ ]           [ ]


3. Amendment to the Company's 1989 Incentive Stock Plan to increase by 1,000,000 the shares authorized for Issuance under such plan.

        FOR        AGAINST       ABSTAIN
        [ ]          [ ]           [ ]


4. Ratification of V.P. Stock Purchase
   Program

        FOR        AGAINST       ABSTAIN
        [ ]          [ ]           [ ]


The undersigned acknowledges receipt of the Notice of the Annual
Meeting of Stockholders and the Proxy Statement dated April 24,
1997, and ratifies all that the proxies or either of them or their substi-tutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Dated:                                                         ,1997
      ---------------------------------------------------------
Signature:
          ----------------------------------------------------------

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NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWN-
ERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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